SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of report (Date of earliest event reported): January 7, 1999

                           NAPRO BIOTHERAPEUTICS, INC.
               (Exact Name of Registrant as Specified in Charter)


 Delaware                         0-243201                 84-1187753
(State or Other Jurisdiction     (Commission File Number) (I.R.S. Employer
of Incorporation)                                         Identification Number)


                             6304 Spine Road, Unit A
                             Boulder, Colorado                   80301
                   (Address of Principal Executive Offices)   (Zip code)


       Registrant's telephone number, including area code: (303) 530-3891

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Item 5.  Other Events

     As previously reported, on January 28, March 20 and March 31, 1998, the Company entered into definitive agreements relating to modification of certain terms of its 5% Senior Convertible Notes due June 4, 2000 (the "Notes") and Series C Senior Convertible Preferred Stock (the "Preferred Stock"). On January 7, 1999 the Company entered into letter agreements with the holders of the Notes and the holder of the Preferred Stock, respectively, further modifying such terms.

     The January 7, 1999 letter agreements have been filed as exhibits to this Report and are incorporated herein by this reference. The description of provisions of the letter agreements in this Report does not purport to be complete and is qualified in its entirety by reference to such exhibis.

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits.


Exhibit No.                   Exhibit Description

4.1 Letter Agreement, dated as of January 7, 1999, by and among the Registrant and the noteholders named therein.

4.2 Letter Agreement, dated as of January 7, 1999, by and between the Registrant and Advantage Fund II, Ltd.

99.1                        Press Release

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           NAPRO BIOTHERAPEUTICS, INC.



                           By: \s\ Gordon H. Link, Jr.
                               Gordon H. Link, Jr.
                               Chief Financial Officer

Date:  January 14, 1999

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